UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 25, 2021

GAMING TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-249998	35-2675083
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

413 West 14th Street

New York, New York, USA 10014

(Address of principal executive offices, and zip code)

(347) 983-1227

(Registrant's telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On March 25, 2021, Gaming Technologies Inc. (the “Company”) issued a press release regarding the launch of Vale.mx, a new branded online casino and sports betting platform in Mexico. A copy of the press release is furnished with this Report as Exhibit 99.1.

Also on March 25, 2021, the Company will participate in an investor summit virtual conference beginning at 10:30 a.m. EST, at which the Company will present and distribute to the investment community a slide presentation to provide updates and summaries of its business. A copy of the presentation is furnished with this Report as Exhibit 99.2.

The information in this Item 7.01 and Exhibits 99.1 and 99.2 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing. The Company undertakes no obligation to update, supplement or amend the materials attached hereto as Exhibits 99.1 and 99.2.

The information contained in, or that can be accessed through, the websites referred to in this Report and its Exhibits is not part of, and is not incorporated into, this Report.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release regarding launce of Vale.mx online casino and sports betting platform in Mexico

99.2	Gaming Technologies Inc. 2021 Investor Day Presentation

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMING TECHNOLOGIES, INC.

Dated: March 25, 2021	By:	/s/ Jason Drummond
	Name:	Jason Drummond
	Title:	Chief Executive Officer

3